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                                                                 EXHIBIT 10.35.1


                                  Amendment of
                      Agreement Regarding Change in Control
                   With Mackenzie Investment Management, Inc.

         THIS AGREEMENT, dated as of May 22, 2002 (the "Amendment Effective Date"), by and between Robert Perry (the "Executive") and Mackenzie Investment Management, Inc. (the "Company");

                                WITNESSETH THAT:

         WHEREAS, the Executive and the Company have entered into the Agreement Regarding Change in Control with Mackenzie Investment Management, Inc. dated December 15, 2000 (the "Agreement");

         WHEREAS, amendment of the Agreement is now desirable;

         NOW, THEREFORE, IT IS AGREED by and between the Executive and the Company that beginning on the Effective Date (as defined in the Agreement) the term "Company" (as defined in the Agreement) shall mean Mackenzie Investment Management, Inc. and that the Agreement is hereby amended as of the Amendment Effective Date in the following particulars:

         1. By substituting the following for paragraph 1(b) of the Agreement, and by adding the following new paragraph 1(c) to the Agreement:

         "(b) If a Change in Control shall have occurred during the Agreement Term (as it may be extended from time to time), the Agreement Term shall continue for a period of twenty-four calendar months beyond the calendar month in which such Change in Control occurs and, following an extension in accordance with this paragraph (b), no further extensions shall occur under paragraph 1(a). Except as otherwise provided by paragraph (c) below, the Agreement Term shall end on the last day of the twenty-fourth calendar month following the calendar month in which such Change in Control occurs.

         (c) If a Change in Control shall have occurred during the Agreement Term (as it may be extended from time to time), and thereafter, during the Agreement Term (as it has been extended in accordance with paragraph (b) above), a Second Change in Control shall occur, then the Agreement Term shall continue for a period of twenty-four calendar months beyond the calendar month in which such Second Change in Control occurs and, following an extension in accordance with this paragraph
         (c), no further extensions shall occur under paragraph 1(a), paragraph 1(b) or this paragraph 1(c). The Agreement Term shall end on the last day of the twenty-fourth calendar month following the calendar month in which such Second Change in Control occurs."



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         2. By substituting the following for the last paragraph of paragraph 9 of the Agreement:

         "For purposes of this Agreement, a "Second Change in Control" shall be deemed to occur on the date of any of the following events with respect to either the Company or New Parent (referred to generically as company):

         (a) the acquisition in one or more transactions by any "Person" (as such term is used for purposes of Section 13(d) or Section 14(d) of the Act) but excluding, for this purpose, the Company and New Parent or their Subsidiaries, or any employee benefit plan of New Parent or the Company or their Subsidiaries, of "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Act) of thirty-five percent (35%) or more of the combined voting power of the company's then outstanding voting securities;

         (b) the individuals who, as of April 1, 2002, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change of Control, and after any such reduction the "Incumbent Board" shall mean the Board as so reduced;

         (c) a merger or consolidation involving the company if the shareholders of the company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than sixty-five percent (65%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation;

         (d) a complete liquidation or dissolution of the company or a sale or other disposition of all or substantially all of the assets of the company;

         (e) acceptance by shareholders of the company of shares in a share exchange if the shareholders of the company, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than sixty-five percent (65%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such share exchange.

         For Purposes of this Agreement, a Second Change in Control shall also be deemed to occur on the date of either of the following events:

                  (A) New Parent ceases to beneficially own at least 50% of the voting power of all outstanding capital stock of the Company.



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                  (B) Either:

                           (i) substantially all of the business and assets of the Company; or

                           (ii) substantially all of the business or assets of the Company's business unit which is responsible for management and sales of the mutual funds in the United States or substantially all of the business or assets of the Company's business unit which manages mutual funds sold to the Canadian marketplace by the New Parent or a New Parent Affiliate;

                  are transferred to a business (or other transferee) other than New Parent or a New Parent Affiliate.

         For purposes of this Agreement the term "New Parent" shall mean Investors Group Inc. and include any corporation, partnership, joint venture, or other entity that succeeds to the interest of New Parent by means of a merger, consolidation, or other restructuring. The term "New Parent Affiliate" means the New Parent and any of its "affiliates" as that term is defined in the Exchange Act.

         Notwithstanding anything contained in this Agreement to the contrary, if Executive's employment is terminated prior to a Second Change in Control and Executive reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Second Change in Control who effectuates a Second Change in Control, then for all purposes of this Agreement, the date of a Second Change of Control shall mean the date immediately prior to the date of such termination of Executive employment."

         IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Amendment Effective Date.

                                          Mackenzie Investment Management, Inc.



                                          /s/ KEITH J. CARLSON
                                          -------------------------------------
                                          By: Keith J. Carlson
                                          Its:  President & CEO

/s/ ROBERT PERRY
-------------------------
Executive: Robert Perry





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